UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               May 15, 2013

THE MONARCH CEMENT COMPANY
(Exact name of Registrant as specified in its charter)

Kansas	0-2757	48-0340590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. BOX 1000, HUMBOLDT, KANSAS          66748-0900
(Address of Principal Executive Offices)                                    (Zip Code)

Registrant's telephone number, including area code         (620) 473-2222

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

The registrant, The Monarch Cement Company, has decided to close the construction contract division of a subsidiary in its Ready-Mixed Concrete Business segment which produces precast/hollowcore products. The division closure is expected to be completed by the end of the fourth quarter 2013 and will result in a reduction of approximately 70 employee positions (approximately 10% of the registrant's total workforce).

During the economic downturn we substantially reduced our workforce in the construction contract division keeping primarily key personnel on staff. In 2012, we significantly increased the number of construction contracts we were awarded, requiring a larger skilled workforce than we had in place. Finding the personnel with the needed skills proved challenging at best, requiring additional training of new personnel and, in some cases, contracting out work we had intended to perform in house in an attempt to meet construction deadlines. These factors resulted in cost overruns which impacted our estimated costs to complete and negatively impacted net income by $4.9 million in the fourth quarter of 2012. The first quarter ending March 31, 2013 continued to be negatively impacted by these factors resulting in further cost overruns and gross profit declines in our Ready Mixed Concrete Business. The change in estimates in construction contracts resulted in a $1.5 million reduction in net income recognized during the first quarter of 2013.

The registrant does not expect any costs incurred related to the closure and associated exit or disposal activities to be material.

Forward-Looking Statements

This report includes statements that relate to future events and prospects, including statements about timing of closure of the construction contract division of the registrant's subsidiary, about the reduction of employee positions and about materiality of costs relating to the closure, and are forward-looking statements based on the registrant's current expectations and may be subject to significant adjustment.  Actual events may differ materially from those projected in these forward-looking statements because of many risks and uncertainties, including: risks relating to litigation, contractual obligations, manufacturing capabilities, and general economic conditions.  Risk factors affecting our business and prospects are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.  All statements in this report are made as of the date of this report, based on information currently available to us, and we assume no obligation to update any such statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        The Monarch Cement Company
Dated: May 17, 2013

                         By:  /s/ Debra P. Roe
                            Debra P. Roe, CPA
                            Chief Financial Officer and
                            Assistant Secretary-Treasurer
                            (principal financial officer and
                            principal accounting officer)